Exhibit 99.1

FOR IMMEDIATE RELEASE

CarGurus Appoints Elisa Palazzo as Chief Financial Officer

Seasoned investment and finance operations leader brings deep experience in the technology sector, with a focus on online marketplaces

CAMBRIDGE, Mass., October 30, 2023 – CarGurus (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying, and selling new and used vehicles1, today announced the appointment of Elisa Palazzo as its Chief Financial Officer (CFO), effective December 4, 2023. Reporting to CarGurus Chief Executive Officer (CEO) Jason Trevisan, Palazzo will lead financial operations and strategy to support the company’s goal to build a powerful transaction-enabled destination that supports the full lifecycle of a vehicle transaction.

“Elisa’s breadth of experience leading financial operations and investment strategy within the tech sector will be invaluable to our team as we continue to evolve our platform with the aim of driving greater value for our dealer partners, consumers, and stockholders,” said Jason Trevisan, CEO of CarGurus. “Her extensive financial expertise and strategic vision will be valuable assets in our current stage and as we further expand our transaction and digital retail capabilities. I look forward to welcoming her to the CarGurus executive team as we continue to innovate and grow our business.”

Palazzo joins CarGurus with nearly 20 years of operating, investing, and transaction experience, with a focus on marketplaces that reach both consumer and business-to-business users. She currently serves as Deputy CFO and Senior Vice President of Finance at Talkspace, a two-sided marketplace providing online behavioral health services, where she leads financial planning & analysis, accounting and investor relations. She assumed the role of Deputy CFO in April 2023, initially coming on board as Senior Vice President of Finance in 2021 as part of Hudson Executive Capital’s involvement in Talkspace. Prior to becoming Deputy CFO at Talkspace, she was a Managing Director at Hudson Executive Capital, overseeing investments in consumer, online, and digital media companies.

Earlier in her career she held senior technology investment roles at several asset management institutions, and served as an investment banker at Credit Suisse. Palazzo holds an M.B.A. from Harvard Business School and a Master of Science in Corporate Finance from Bocconi University.

“I am thrilled to join a market leader like CarGurus at a pivotal moment in its evolution as the digital automotive space is poised for transformation. I am energized and inspired by the opportunity to help the company fulfill its vision to build a powerful transaction-enabled digital destination that supports both dealers and consumers through the vehicle transaction journey,” added Palazzo.

About CarGurus, Inc.

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. 1

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are the property of their respective owners.

1 Similarweb: Traffic Insights, Q2 2023, U.S.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including statements relating to our business activities, our strategy and plans, the potential of our business performance, and the expected benefits from Palazzo’s appointment as Chief Financial Officer, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. You should not place undue reliance on these statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including risks related to our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; global supply chain challenges, increased inflation and interest rates, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; natural disasters, epidemics or pandemics; and our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Maggie Meluzio Director, Public Relations & External Communications

pr@cargurus.com

Investor Contact:

Kirndeep Singh Vice President, Investor Relations

investors@cargurus.com

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